Exhibit 99.1

Lpath to Hold Investor Update Conference Call

SAN DIEGO, March 23, 2015 — Lpath, Inc. (NASDAQ: LPTN), a leader in the discovery and development of lipid-targeted therapeutics, today announced that the company will host a conference call and live webcast tomorrow, Tuesday, March 24, 2015 beginning at 4:30 p.m. Eastern Standard Time/1:30 p.m. Pacific Standard Time to update investors on the progress of Lpath’s programs. To participate in the live call, please dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international) or 1-855-669-9657 (Canada) and ask to join the Lpath conference call. A telephone replay will be available approximately one hour after the live call by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or 855-669-9658 (Canada), access code 10056823. A live webcast of the call can be accessed on the “Investor Calendar of Events” section of Lpath’s corporate website at www.Lpath.com. A webcast replay will be available shortly after the call at the same web address.

About Lpath

San Diego-based Lpath, Inc. (NASDAQ: LPTN) is the category leader in lipid-targeted therapeutics. The company’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind to and inhibit lipids that contribute to disease. The company has developed four drug candidates, two of which—iSONEP for wet AMD and ASONEP for cancer—are currently being investigated in Phase 2 trials. The other candidates are an anti-LPA antibody, Lpathomab, for neuropathic pain and an anti-leukotriene antibody, Altepan, which is being studied in models of inflammatory bowel disease, respiratory disease and inflammation. For more information, visit www.Lpath.com.

CONTACT:

Gary Atkinson

Chief Financial Officer

Lpath, Inc.

858-926-3202

gatkinson@lpath.com

PUBLIC RELATIONS CONTACT:

Canale Communications

Rachel Hutman

619-849-5384

rachel@canalecomm.com